                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------



                INERGY ANNOUNCES CLOSING OF PRO GAS ACQUISITION
                CONFERENCE CALL SCHEDULED TO DISCUSS ACQUISITION

KANSAS CITY, MO (NOVEMBER 2, 2001) - Inergy, L.P., a national marketer of propane gas and related products, announced today that it has closed the previously announced acquisition of Pro Gas Companies of Michigan. The company has scheduled a Conference Call for Tuesday, November 6, 2001 at 3:00 p.m. CST to discuss the acquisition.

     Dial in number: 1-800-370-0898
     Ask for the Inergy/Pro Gas Acquisition call
     Moderator: Brooks Sherman, Inergy CFO

In addition, a playback of the conference call will be available until November 12th and can be accessed by visiting Inergy's website: www.inergypropane.com.

Inergy - which was recently named in the Wall Street Journal as one of the "12-Month Top IPO Performers" in 2001 - is a propane gas marketing and distribution business headquartered in Kansas City, Missouri. Inergy's operations include the retail marketing, sale and distribution of propane, including the sale and lease of propane supplies and equipment, to residential, commercial, industrial and agricultural customers. Inergy serves more than 80,000 retail customers from 36 customer service centers. Corporate news, unit prices and additional information about Inergy are available 24 hours a day, 7 days a week on the company's website.

For more information, please contact Mary Adams at 816-842-8181.